UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	April 7, 2016

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)
7610 Miramar Road, Bldg. 6000 San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6, 2015 RF Industries, Ltd. (the “Company”) announced that Howard F. Hill, then the Company’s Chief Operating Officer, was taking an indefinite medical leave of absence and was resigning as the Company’s Chief Operating Officer. Mr. Hill did, however, remain with the Company as an unpaid employee pending the outcome of his medical leave of absence.

On April 7, 2016, Mr. Hill retired as an employee of the Company. Mr. Hill will, however, continue to serve on the Company’s Board of Directors.

Mr. Hill founded the Company in 1979 and served as the Company’s Chief Executive Officer until January 22, 2015. From January 22, 2015 until the commencement of his medical leave of absence on April 6, 2015, Mr. Hill served as the Company’s Chief Operating Officer. In addition to his duties as the Company’s Chief Executive Officer, Mr. Hill also periodically served as the Company’s interim Chief Financial Officer. In gratitude for his services to the Company for over 35 years, the Company’s Board of Directors decided to pay Mr. Hill $100,000 concurrently with his retirement.

As disclosed in the Company’s reports filed with the Securities and Exchange Commission, the Company made an interest-only loan to Mr. Hill on April 1, 1997, which loan was payable upon the termination of his employment. Accordingly, on April 7, 2016, Mr. Hill repaid the foregoing loan, in full (including accrued interest), by paying the Company a total of $72,680.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 7, 2016	By: /s/ Johnny Walker Johnny Walker Chief Executive Officer